EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Northgate Innovations, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Northgate Innovations, Inc. on Form S-8 (No. 333-38622) of our report, dated March 31, 2003 (September 5, 2003 as to the effects of the restatement discussed in Note 14), appearing in the Annual Report on Form 10-K/A of Northgate Innovations, Inc. for the year ended December 31, 2002.

                        /s/  Corbin & Company LLP

                        Irvine, California
                        September 17, 2003